VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of January 27, 2010, is made by and among Berliner Communications, Inc. a Delaware corporation (“Parent”), HM Capital Partners, LLC, a Texas limited liability company (together with its permitted successors appointed in accordance with terms of the Merger Agreement (as defined below), the “Company Representative”), and those holders of capital stock of Parent listed on Exhibit A hereto (each a “Controlling Stockholder” and collectively, the “Controlling Stockholders”).  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

RECITALS

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Parent, BCI East, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), the Company Representative, Rich Berliner (together with his permitted successors appointed in accordance with terms of the Merger Agreement, the “Parent Representative”) and Unitek Holdings, Inc., a Delaware corporation (the “Company”), Merger Sub will merge with and into the Company (the “Merger”) and the Company, as the surviving corporation of the Merger, will become a wholly-owned subsidiary of Parent;

WHEREAS, concurrently with the execution and delivery of the Merger Agreement and as an inducement to Parent and Merger Sub to enter into the Merger Agreement, Parent, the Company Representative and the Controlling Stockholders are entering into this Agreement;

WHEREAS, after giving effect to the Merger, each Controlling Stockholder will have the right to receive the shares of capital stock of Parent set forth next to such Controlling Stockholder’s name on the signature pages hereto (hereinafter collectively referred to as the “Controlling Stockholder Shares”);

WHEREAS, pursuant to Section 3.4(a) of the Merger Agreement, at the Effective Time, Parent will deposit with the Escrow Agent 10,980,000 shares of Parent Common Stock otherwise issuable as Merger Consideration (the “Escrow Shares”);

WHEREAS, all voting rights with respect to the Escrow Shares shall be exercised by the Company Representative on behalf of the Former Company Stockholders (including the Controlling Stockholders), by delivering written voting instructions to the Escrow Agent pursuant to the Escrow Agreement; and

WHEREAS, the portion of the Escrow Shares that at any given time would (if released for the benefit of the Former Company Stockholders) be released to the Controlling Stockholders are referred to herein as the “Controlling Stockholder Escrow Shares”.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

1.	Agreement to Retain Shares.

(a)	Prior to the Expiration Date (as defined below), each Controlling Stockholder agrees to not, directly or indirectly:

(i)
sell, transfer, exchange or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) any of the Controlling Stockholder Shares or any New Shares (as defined below) held by such Controlling Stockholder (except as otherwise contemplated by the Merger Agreement or Section 1(b)); or

(ii)
grant any proxies or powers of attorney, deposit any of the Controlling Stockholder Shares or any New Shares held by such Controlling Stockholder into a voting trust or enter into any other voting agreement (other than this Agreement) with respect to any such Controlling Stockholder Shares or any New Shares, or enter into any agreement or arrangement (other than this Agreement) providing for any of the actions described in this clause (ii).

As used herein, the term “Expiration Date” shall mean the date on which the Charter Amendment has been filed with and accepted by the Secretary of State of the State of Delaware and has become effective.

(b)
Permitted Transfers.  Section 1 shall not prohibit (i) a transfer of Controlling Stockholder Shares or New Shares by any Controlling Stockholder to any Affiliate, general or limited partner or to any family member or trust for the benefit of any family member of such Controlling Stockholder if the Person to which or whom such security is to be transferred shall have executed a written agreement pursuant to which such Person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such Person was a Controlling Stockholder hereunder and (ii) any conversion by a Controlling Stockholder of Parent Preferred Stock into Parent Common Stock in accordance with the terms thereof.

(c)
New Shares.  Each Controlling Stockholder agrees that any shares of capital stock of Parent that such Controlling Stockholder purchases or with respect to which such Controlling Stockholder otherwise acquires record or beneficial ownership of prior to the Expiration Date, including any Controlling Stockholder Escrow Shares or Parent Common Stock issued upon conversion of any shares of Parent Preferred Stock (such shares collectively, the “New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Controlling Stockholder Shares as of the date hereof.

(d)
Stop Transfer.  From and after the date of this Agreement through the Expiration Date, Parent will not, and will cause its transfer agent to not, register or otherwise recognize the transfer (book-entry or otherwise) of any Controlling Stockholder Shares or any certificate or uncertificated interest representing any of the Controlling Stockholder Shares, except as permitted by, and in accordance with, Section 1(b).

2.	Agreement to Vote Controlling Stockholder Shares.

(a)
Each Controlling Stockholder agrees to hold the Controlling Stockholder Shares and any New Shares subject to, and to vote the Controlling Stockholder Shares and any New Shares held by it in accordance with, the provisions of this Agreement.

(b)
Parent agrees to take such actions as are reasonably necessary to give effect to the provisions of this Agreement, including, without limitation, promptly calling stockholder meetings and/or circulating written consents of stockholders.

(c)
Each Controlling Stockholder agrees to take such actions as are reasonably necessary to instruct the Company Representative to vote the Controlling Stockholder Escrow Shares held by the Escrow Agent on behalf of such Controlling Stockholder in accordance with the provisions of this Agreement.

(d)
The Company Representative agrees to instruct the Escrow Agent to vote the Controlling Stockholder Escrow Shares held by the Escrow Agent for the benefit of the Controlling Stockholders in accordance with the instructions provided by the Controlling Stockholders.

3.
Approval of Amended and Restated Certificate of Incorporation.  Each Controlling Stockholder hereby agrees that, immediately after the Effective Time and upon receipt or issuance of its Controlling Stockholder Shares pursuant to the Merger Agreement, such Controlling Stockholder shall (a) vote or give consent with respect to the Controlling Stockholder Shares and any New Shares held by such Controlling Stockholder in favor of (i) amending the Amended and Restated Certificate of Incorporation of Parent in its entirety to read as set forth on Exhibit B hereto (the “Charter Amendment”), (ii) authorizing the Board of Directors of Parent (the “Board”) to cause certain officers of Parent to file the Charter Amendment with the office of the Secretary of State of the State of Delaware and (iii) authorizing the Board to take such other actions as it or any committee thereof may reasonably decide to be necessary to effect the Charter Amendment and (b) vote the Controlling Stockholder Shares and any New Shares held by it against (and not consent to) any amendment of the Charter Amendment, any other amendment to the Amended and Restated Certificate of Incorporation of Parent or the Bylaws of Parent in a manner inconsistent with the provisions of this Agreement.

4.	Election of Directors.

(a)
For so long as (i) the Controlling Stockholders collectively own beneficially or of record or otherwise have the right to vote or consent with respect to at least thirty-five percent (35%) of the total number of the then outstanding shares of Parent Common Stock (including Parent Preferred Stock calculated on an as-if-converted basis) (such period being referred to herein as the “Voting Period”) and (ii) Rich Berliner or his estate owns beneficially or of record at least five million (5,000,000) shares (as adjusted for stock splits, stock dividends, combinations or the like) of Parent Common Stock (including Parent Preferred Stock calculated on an as-if-converted basis), (A) Parent shall use its commercially reasonable efforts to cause the Board to nominate Rich Berliner (or if Rich Berliner dies or becomes incapacitated, the duly appointed nominee of his estate, trustee, executor or guardian, as applicable) to the Board for a three-year term upon the expiration in 2012 of his term on the Board, (B) each Controlling Stockholder agrees to vote or consent the Controlling Stockholder Shares and any New Shares held by it in favor of the re-election of Rich Berliner (or if Rich Berliner dies or becomes incapacitated, the duly appointed nominee of his estate, trustee, executor or guardian, as applicable) to the Board for a three-year term upon the expiration in 2012 of his term on the Board, such that he (or such duly appointed nominee) will continue to serve on the Board for the 2012-2015 term and (C) each Controlling Stockholder agrees to vote the Controlling Stockholder Shares and any New Shares held by it against (and not consent to) any action that could reasonably be expected to have the effect of preventing or disabling the Controlling Stockholders from performing their obligations under this Section 4(a).

(b)
During the Voting Period, (i) Parent shall use its commercially reasonable efforts to cause the Board to consider in good faith nominating Mark Dailey to the Board for a three-year term upon the expiration in 2012 of his term on the Board, (ii) if the Board nominates Mark Dailey to the Board upon the expiration in 2012 of his term on the Board, each Controlling Stockholder agrees to vote or consent the Controlling Stockholder Shares and any New Shares held by it in favor of the re-election of Mark Dailey to the Board for a three-year term upon the expiration in 2012 of his term on the Board, such that he will continue to serve on the Board for the 2012-2015 term and (iii) each Controlling Stockholder agrees to vote the Controlling Stockholder Shares and any New Shares held by it against (and not consent to) any action that could reasonably be expected to have the effect of preventing or disabling the Controlling Stockholders from performing their obligations under this Section 4(b).

(c)
During the Voting Period, each Controlling Stockholder agrees to not grant any proxies or powers of attorney, deposit any of the Controlling Stockholder Shares or any New Shares held by such Controlling Stockholder into a voting trust or enter into any other voting agreement (other than this Agreement) with respect to any such Controlling Stockholder Shares or New Shares, or enter into any agreement or arrangement (other than this Agreement) providing for any action inconsistent with the agreements in this Section 4.

5.
No Other Voting Restrictions.  This Agreement is intended to bind the Controlling Stockholders, as stockholders of Parent, and the Company Representative, as the duly appointed representative of the Controlling Stockholders with respect to the Controlling Stockholder Escrow Shares, only with respect to the specific matters set forth herein.  Except as set forth herein, the Controlling Stockholders and the Company Representative shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of Parent.

6.	Representations, Warranties and Covenants of the Controlling Stockholders. Each Controlling Stockholder hereby represents, warrants and covenants to Parent as of the date hereof that:

(a)
after giving effect to the Merger and after receiving such shares pursuant to and in accordance with the Merger Agreement, such Controlling Stockholder will be the record and beneficial owner of the Controlling Stockholder Shares, which will be held free and clear of any liens, claims, options, charges or other encumbrances, other than as imposed by state and federal securities laws, this Agreement and the Merger Agreement;

(b)
such Controlling Stockholder does not (nor, to its knowledge, do any of its Affiliates) own of record or beneficially any shares of capital stock of Parent other than the Controlling Stockholder Shares held by it and the Controlling Stockholder Escrow Shares attributable to it;

(c)	such Controlling Stockholder has the legal capacity, power and authority to enter into and perform all of such Controlling Stockholder’s obligations under this Agreement; and

(d)
the execution, delivery and performance of this Agreement by such Controlling Stockholder does not and will not violate, conflict with, result in a breach of, or require any consent or approval of any other Person under, (i) such Controlling Stockholder’s constituent and governing documents, or (ii) any law, statute, regulation, order, judgment or decree to which such Controlling Stockholder is subject, or (iii) any material agreement or instrument to or under which such Controlling Stockholder is a party or otherwise bound or subject, other than in the case of clauses (ii) and (iii) any such violation, conflict, breach, consent or approval that is not material in any respect.

7.	Representations, Warranties and Covenants of the Company Representative. The Company Representative hereby represents, warrants and covenants to Parent as of the date hereof that:

(a)	the Company Representative has the legal capacity, power and authority to enter into and perform all of the Company Representative’s obligations under this Agreement; and

(b)
the execution, delivery and performance of this Agreement by the Company Representative does not and will not violate, conflict with, result in a breach of, or require any consent or approval of any other Person under, (i) the Company Representative’s constituent and governing documents, or (ii) any law, statute, regulation, order, judgment or decree to which the Company Representative is subject, or (iii) any material agreement or instrument to or under which the Company Representative is a party or otherwise bound or subject, other than in the case of clauses (ii) and (iii) any such violation, conflict, breach, consent or approval that is not material in any respect.

8.	Representations, Warranties and Covenants of Parent. Parent hereby represents, warrants and covenants to the Controlling Stockholders and the Company Representative as of the date hereof that:

(a)	Parent has the legal capacity, power and authority to enter into and perform all of Parent’s obligations under this Agreement; and

(b)
the execution, delivery and performance of this Agreement by Parent does not and will not violate, conflict with, result in a breach of, or require any consent or approval of any other Person under, (i) Parent’s certificate of incorporation or bylaws, or (ii) any law, statute, regulation, order, judgment or decree to which Parent is subject, or (iii) any material agreement or instrument to or under which Parent is a party or otherwise bound or subject, other than in the case of clauses (ii) and (iii) any such violation, conflict, breach, consent or approval that is not material in any respect.

9.
Termination.  This Agreement shall automatically terminate and shall have no further force and effect as of the day immediately following the later of (a) the date on which the Charter Amendment is filed with and is accepted by the Secretary of State of the State of Delaware and becomes effective and (b) the date on which the Controlling Stockholders irrevocably vote or consent the Controlling Stockholder Shares and any New Shares in favor of Rich Berliner or his duly appointed nominee to the Board at Parent's annual meeting of stockholders in 2012.

10.
Additional Documents.  Parent, each Controlling Stockholder and the Company Representative hereby covenant and agree to execute and deliver any additional documents requested by the other as are reasonably necessary to carry out the purpose and intent of this Agreement.

11.
Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies or liabilities under or by reason of this Agreement; provided, that the Parent Representative or his duly appointed nominee shall be a third party beneficiary of the provisions of this Agreement and shall be entitled to enforce the rights, covenants and agreements of Parent set forth herein.

12.	Miscellaneous.

(a)
Waiver.  No failure or delay by any party in exercising any right, power or privilege hereunder shall act as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

(b)
Governing Law.  THE PROVISIONS OF THIS AGREEMENT, ITS EXECUTION, PERFORMANCE OR NONPERFORMANCE, INTERPRETATION, TERMINATION, CONSTRUCTION AND ALL MATTERS BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (WHETHER IN EQUITY, LAW OR STATUTE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS, BOTH PROCEDURAL AND SUBSTANTIVE, OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS THAT IF APPLIED MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(c)
Venue.  UNLESS OTHERWISE EXPLICITLY PROVIDED IN THIS AGREEMENT, ANY ACTION, CLAIM, SUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT SHALL BE BROUGHT IN THE STATE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR IN ANY OTHER COURT OF COMPETENT JURISDICTION IF SUCH STATE OR FEDERAL COURTS IN NEW YORK DO NOT HAVE JURISDICTION OVER SUCH MATTER, WITHOUT BOND OR OTHER SECURITY BEING REQUIRED.

(d)
Exclusive Jurisdiction.  Each of the parties hereto hereby submits to the jurisdiction of any state or federal court sitting in New York City, New York, in any action arising out of or relating to this Agreement or the transactions contemplated hereby and agrees that all claims in respect of such action may be heard and determined in any such court.  Each party hereto also agrees not to bring any action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court.  Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

(e)
Waiver of Jury Trial.  EACH PARTY HEREBY EXPRESSLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION BROUGHT BY OR AGAINST IT ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f)
Counterparts; Electronic Transmission.  This Agreement may be executed in two or more counterparts (any of which may be delivered by facsimile or other electronic transmission followed promptly by an executed original), each of which will be deemed an original, but all of which together will constitute one and the same instrument.  Any signature page delivered by facsimile or electronic image transmission shall be binding to the same extent as an original signature page.

(g)
Notices.  Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and shall be deemed to have been given (i) when personally delivered or delivered by facsimile transmission with confirmation of delivery, (ii) one Business Day after deposit with Federal Express or similar overnight courier service, or (iii) three Business Days after being mailed by registered, certified or first class mail, return receipt requested.  Notices and any other communications to Parent, any Controlling Stockholder and the Company Representative shall be sent to the following addresses (or to such other address with respect to a party as such party notifies the other in writing as provided in this Section 12(g)): (A) if to Parent, to the address or facsimile number provided in the Merger Agreement, including to the persons designated therein to receive copies; (B) if to any Controlling Stockholder, to the Controlling Stockholder’s address or facsimile number shown below such Company Stockholder’s name on Exhibit A hereto; and (C) if to the Company Representative, to the address or facsimile number provided in the Merger Agreement, including to the persons designated therein to receive copies.

(h)
Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  Upon such determination that any term or other provision is prohibited or invalid under applicable law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

(i)
Specific Performance; Injunctive Relief.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.  The equitable remedies described in this Section 12(i) shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties to this Agreement are permitted to elect to pursue in accordance with this Agreement.

(j)
Complete Agreement.  This Agreement and the exhibits hereto contain the complete agreement between the parties hereto with respect to the subject matter herein and supersede all prior agreements and understandings, whether written or oral, between the parties hereto that may have related to the subject matter hereof in any way.

(k)	Amendment. This Agreement and the exhibits hereto may be amended or modified only by an instrument in writing duly executed by the parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date first above written.

PARENT:

BERLINER COMMUNICATIONS, INC.

By:	/s/ Rich Berliner
Name:	Rich Berliner
Title:	President

COMPANY REPRESENTATIVE:

HM CAPITAL PARTNERS LLC

By:	/s/ David W. Knickel
Name:	David W. Knickel
Title:	Vice President, Chief Financial Officer and Secretary

Signature Page to Voting Agreement

CONTROLLING STOCKHOLDERS:

HM UNITEK COINVEST, LP

By:	Sector Performance LLC,
its general partner

By:	/s/ David W. Knickel
Name:	David W. Knickel
Title:	Vice President and Chief Financial Officer

Number of Shares of Common Stock: 3,995,880

Number of Shares of Series A Preferred Stock: 159,836

Number of Shares of Series B Preferred Stock: 0

SECTOR PERFORMANCE FUND, LP

By:	Sector Performance GP, LP,
its general partner

	By:	Sector Performance LLC,
its general partner

	By:	/s/ David W. Knickel
	Name:	David W. Knickel
	Title:	Vice President and Chief Financial Officer

Number of Shares of Common Stock: 26,236,452

Number of Shares of Series A Preferred Stock: 1,049,459

Number of Shares of Series B Preferred Stock: 204,818

Signature Page to Voting Agreement

SPF SBS, LP

By:	Sector Performance LLC,
its general partner

By:	/s/ David W. Knickel
Name:	David W. Knickel
Title:	Vice President and Chief Financial Officer

Number of Shares of Common Stock: 1,657,668

Number of Shares of Series A Preferred Stock: 66,307

Number of Shares of Series B Preferred Stock: 12,941

Signature Page to Voting Agreement